EXHIBIT 23.6


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts", in the Registration Statement (Form S-3) and related Prospectus of MTM Technologies, Inc., and to the incorporation by reference therein of our report May 20, 2005 with respect to the audited financial statements of Nexl, Inc., as of and for the years ended December 31, 2004, 2003 and 2002, and the Audited Financial Statements for Nexl, Inc. as of and for the six months ended June 30, 2005 and year ended December 31, 2004.


/s/ UHY LLP
------------------
UHY LLP

New York, New York
December 12, 2005